UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2017

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices) (Zip Code)

12701 Whitewater Drive, Suite 190, Minnetonka, MN 55343

(952) 294-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 9, 2017, Famous Dave’s of America, Inc. (the “Company”), committed to a plan that will result in the Company incurring a reserve for cash charges of approximately $600,000 to $1.0 million, primarily related to one-time personnel costs in connection with its previously announced plan to sell and close Company-owned restaurants. The majority of these charges are expected to be recognized in the fourth quarter of fiscal 2017, with the remainder recognized through the second quarter of fiscal 2019, when the Company believes that it will have substantially completed its plan to sell or close its remaining Company-owned stores.

Statements in this Current Report on Form 8-K that are not strictly historical, including but not limited to statements regarding the timing or success of restaurant closings or refranchising plans and the future cash charges anticipated to be incurred, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from the Company’s expectation include ongoing refranchising negotiations, a future franchisee’s plan to retain or not retain impacted employees, impacted employees’ voluntary termination prior to satisfying performance requirements, the ultimate approval and consummation of refranchising transactions and cash charges not currently contemplated.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Principal Accounting Officer Change

As part of the Company’s refranchising initiative and related efforts to reduce general and administrative expenses, effective October 4, 2017, the Board of Directors of the Company eliminated the position held by John P. Beckman, the Company’s former Vice President, Chief Accounting Officer. In conjunction with this action, Dexter A. Newman, the Company’s Chief Financial Officer, was also appointed the Company’s principal accounting officer.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K regarding Mr. Newman, as previously reported in the Company’s Schedule 14A, as filed with the Securities and Exchange Commission on March 22, 2017, is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: October 10, 2017	By:	/s/ Dexter Newman
Name: Dexter Newman
Title: Chief Financial Officer and Secretary